As filed with the Securities and Exchange Commission on December 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INC Research Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3403111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

Telephone: (919) 876-9300

Facsimile: (919) 876-9360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Jamie Macdonald, Chief Executive Officer

Christopher L. Gaenzle, Esq., Chief Administrative Officer, General Counsel and Secretary

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

Telephone: (919) 876-9300

Facsimile: (919) 876-9360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq.

Jonathan A. Greene, Esq.

Andrew J. Gibbons, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Facsimile: (919) 781-4865

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Class A common stock, $0.01 par value per share

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of securities are being registered as may from time to time be issued at indeterminate offering prices. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may be issued as a result of a stock split, stock dividend, recapitalization or other similar adjustment.
(2)	In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis based on the aggregate offering price of the common stock to be offered in one or more offerings to be made hereunder.

PROSPECTUS

INC Research Holdings, Inc.

Class A Common Stock

We may offer and sell shares of our Class A common stock, or common stock, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.The selling stockholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus describes the general manner in which these shares of our common stock may be offered and sold. More specific information, including the manner in which shares of common stock may be offered and sold and the prices and the net proceeds from the sales of such common stock will be described in a prospectus supplement to this prospectus. In the case of an offering by selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus to read about factors you should consider before investing in our common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “INCR.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 1, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling stockholders to be named in a prospectus supplement to this prospectus may, as applicable, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling stockholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to INC Research Holdings, Inc. and its direct and indirect subsidiaries; references to “INC Holdings” refer to INC Research Holdings, Inc.; and references to “INC” refer to INC Research, LLC, our wholly-owned subsidiary. Unless the context otherwise requires, references to “common stock” refer to our Class A common stock. References to GAAP are to the generally accepted accounting principles of the United States. References to the “Sponsors” refer to affiliates of Avista Capital Partners II, L.P., and affiliates of Teachers Private Capital, the private investment arm of Ontario Teachers Pension Plan Board.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “seeks,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding: (i) trends in R&D spending, outsourcing penetration rates and the incremental growth of the late-stage clinical development services market relative to the overall market; (ii) fast growing therapeutic areas; and (iii) the continuous enhancement of our Trusted Process ® to deliver superior outcomes. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus might not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope or failure to go to contract of our business awards;

•	the failure to convert backlog to revenue;

•	fluctuation in our results between fiscal quarters and years;

•	our history of net losses, which may continue;

•	the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders;

•	the risks associated with our information systems infrastructure;

•	adverse results from customer or therapeutic area concentration;

•	the risks associated with doing business internationally;

•	the risks associated with our intercompany transfer pricing policies;

•	our failure to successfully increase our market share, grow our business and execute our growth strategies;

•	the risks associated with upgrading our information systems and evolving the technology platform for our services;

•	the risks associated with implementing a new version of our Enterprise Resource Planning system;

•	failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations;

•	the risk of litigation and personal injury claims;

•	inadequate insurance coverage for our operations and indemnification obligations;

•	our failure to attract principal investigators and patients for our clinical trials;

•	the risks related to our Phase I Services segment;

•	the impact of a failure to retain qualified management and key personnel;

•	the impact of unfavorable economic conditions and exchange rate and effective income tax rate fluctuations;

•	our limited ability to protect our intellectual property rights;

•	the risks associated with potential future acquisitions or investments in our customers’ businesses or drugs;

•	the risks related to our relationships with existing or potential customers who are in competition with each other;

•	potential impairment of goodwill or other intangible assets;

•	the risks arising from the restructuring of our operations;

•	our inability to compete effectively;

•	changes in trends in the biopharmaceutical industry, including our customers reducing their R&D spend or limiting the amount of such spend that is subject to competitive bidding among contract research organizations;

•	the impact of changes in government regulations and healthcare reform;

•	failure to keep pace with rapid technological changes;

•	our ability to service our substantial indebtedness;

•	the effect of covenant restrictions in our debt agreements on our ability to operate our business;

•	fluctuations in interest rates; and

•	the other factors set forth in “Risk Factors.”

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by referenced into this prospectus are made only as of the date hereof and thereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or the documents incorporated by reference into this prospectus to conform these statements to actual results or to changes in our expectations, except as may be required by law.

You should read this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY

We are a leading global Contract Research Organization based on revenues. We focus on Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. We provide our customers highly differentiated therapeutic alignment and expertise, with a particular strength in central nervous system, oncology and other complex diseases. We consistently and predictably deliver clinical development services in a complex environment and offer a proprietary, operational approach to clinical trials through our Trusted Process ® methodology. Our service offerings focus on optimizing the development of, and therefore, the commercial potential for, our customers’ new biopharmaceutical compounds, enhancing returns on their research and development investments and reducing their overhead by offering an attractive variable cost alternative to fixed cost, in-house resources.

We are a Delaware corporation and were incorporated on August 13, 2010. Our principal executive office is located at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547. Our telephone number at our principal executive office is (919) 876-9300. Our common stock is currently traded on the NASDAQ under the stock symbol “INCR”. Our corporate website is www.incresearch.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

USE OF PROCEEDS

In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholder, we will not receive any proceeds from the sale of our common stock.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

In addition to covering the offering of common stock by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our common stock, our amended and restated certificate of incorporation, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provision of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of (i) 300 million shares of Class A common stock, par value $0.01 per share, (ii) 300 million shares of Class B common stock, par value $0.01 per share, and (iii) 30 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of December 1, 2015, 56,504,163 shares of our Class A common stock were outstanding and no shares of Class B common stock outstanding. Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election or removal of directors. Holders of Class A common stock and Class B common stock vote together as a single class. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors, which we refer to as our Board, from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Conversion Rights

The shares of Class B common stock are convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock, subject to adjustment for any stock splits, combinations or similar events.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

Other Rights

Our common stockholders do not have preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

As of December 1, 2015, we had no shares of preferred stock outstanding. Our Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 30 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. As of the date of this prospectus, we had no plans to issue any shares of preferred stock.

Registration Rights

Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to a stockholders agreement.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, might discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our amended and restated certificate of incorporation provides that our Board consists of eight directors, and that our Board will be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. Class I consists of two directors, Class II consists of three directors, and Class III consists of three directors. The size of our Board may thereafter be fixed from time to time solely by resolution of at least a majority of the directors then in office.

Our amended and restated certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of the remaining members of the Board or the holders of at least a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Directors nominated by a Sponsor may be removed from office with or without cause by the affirmative vote of such Sponsor without a meeting.

The classification of our Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of the Chief Executive Officer or the chair of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the Sponsors and their affiliates own at least 50% of our outstanding common stock or the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by the Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which relate to business combinations with interested stockholders, do not apply to us until the moment in time immediately following the time at which both the following conditions exist: (i) Section 203 of the DGCL by its terms, but for the terms of our amended and restated certificate of incorporation, apply to us; and (ii) there occurs a transaction following the consummation of which the Sponsors and their Sponsor affiliates no longer own at least 10% or more of our issued and outstanding common stock entitled to vote. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that neither a Sponsor nor a director nominated by a Sponsor will have any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities. Therefore the Sponsors are free to compete with us in the same business or similar businesses.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and (i) thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, or (ii) if related to provisions regarding the classification of the Board, the removal of directors, director vacancies, forum selection for certain lawsuits or the amendment of certain provisions of our bylaws or certificate of incorporation, thereafter be approved by at least 66 2 /3% of the outstanding shares entitled to vote on the amendment. A vote of the majority of Class B common stock, voting separately, is require to change the voting rights of Class B common stock or to change their rights disproportionately to those of Class A common stock. For so long as the Sponsors beneficially own 10% or more of our issued and outstanding common stock entitled to vote generally in the election of directors, any amendment to provisions regarding Section 203 of the DGCL or corporate opportunities must also receive the Sponsors’ prior written consent. Our bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 50.1% of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our Class A common stock is listed on the NASDAQ under the symbol “INCR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including: (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) the public offering price of the securities and the proceeds to us and/or the selling stockholders; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NASDAQ. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of Class A common stock offered under this prospectus.

EXPERTS

The consolidated financial statements of INC Research Holdings, Inc. appearing in INC Research Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of Class A common stock offered hereby, you should refer to the registration statement (including this prospectus) and to the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC, some of which are incorporated by reference into this prospectus. Our SEC filings, including our registration statement and the exhibits and schedules thereto, may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statements and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 551-8090. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

(919) 876-9300

Attn: Corporate Secretary

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 24, 2015;

(b)	our Definitive Proxy Statement on Schedule 14A filed on April 24, 2015;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on April 27, 2015;

(d)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on July 30, 2015;

(e)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on October 29, 2015;

(f)	our Current Reports on Form 8-K filed on January 21, 2015, February 4, 2015, May 15, 2015 (only as it pertains to Items 1.01, 1.02 and 2.03) and June 10, 2015; and

(g)	the description of our common stock included in our Registration Statement on Form 8-A, filed on November 5, 2014.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: INC Research Holdings, Inc., 3201 Beechleaf Court, Raleigh, North Carolina 27604, Attention: Corporate Secretary (919) 876-9300. These documents are also available on the Investor Relations section of our website, which is located at http://www.incresearch.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting commissions, expected to be incurred by us in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

SEC Registration Fee		$(1)
Financial Industry Regulatory Authority, Inc. Filing Fee	225,500
Printing and Engraving		(2)
Legal Fees and Expenses		(2)
Accounting Fees and Expenses		(2)
Blue Sky Fees and Expenses		(2)
Transfer Agent and Registrar Fees		(2)
Miscellaneous		(2)

Total		$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee is omitted because it will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated certificate of incorporation authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. As permitted by the DGCL, our amended and restated certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

ITEM 16. Exhibits

(a)	Exhibits

See Exhibit Index.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on December 1, 2015.

INC Research Holdings, Inc.

By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer,
General Counsel and Secretary

NOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Christopher L. Gaenzle and Gregory S. Rush, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including a prospectus or an amended prospectus therein and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Jamie Macdonald D. Jamie Macdonald	Chief Executive Officer (Principal Executive Officer) and Director	December 1, 2015

/s/ Gregory S. Rush Gregory S. Rush	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2015

/s/ James T. Ogle James T. Ogle	Chairman and Director	December 1, 2015

/s/ Robert W. Breckon Robert W. Breckon	Director	December 1, 2015

/s/ David F. Burgstahler David F. Burgstahler	Director	December 1, 2015

/s/ Charles C. Harwood, Jr. Charles C. Harwood, Jr.	Director	December 1, 2015

Signature	Title	Date

/s/ Richard N. Kender Richard N. Kender	Director	December 1, 2015

/s/ David Y. Norton David Y. Norton	Director	December 1, 2015

/s/ Terry Woodward Terry Woodward	Director	December 1, 2015

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference (Unless Otherwise Indicated)
	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.1 *	Form of Underwriting Agreement	—	—	—	—

4.1	Amended and Restated Certificate of Incorporation of INC Research Holdings, Inc.	8-K	—	3.1	November 13, 2014

4.2	Amended and Restated Bylaws of INC Research Holdings, Inc.	8-K	—	3.2	November 13, 2014

4.3	Specimen Certificate for Class A Common Stock	S-1/A	333-199178	4.1	October 27, 2014

4.4	Second Amended and Restated Stockholders Agreement, by and among INC Research Holdings, Inc. and certain stockholders named therein	8-K	—	4.2	November 13, 2014

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	—	—	—	Filed Herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	—	—	—	Filed Herewith

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)	—	—	—	Filed Herewith

24.1	Power of Attorney (included on Signature Page)	—	—	—	Filed Herewith

*	To be filed, if necessary, by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act in connection with the offering of the securities.